CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT, executed as of the 1st day of April, 2000, is hereby made between JD AMERICAN WORKWEAR, INC. a Delaware corporation having offices at 46 Old Flat River Road, Coventry, Rhode Island 02816 (hereinafter "JDAW"), and Richard Sullivan having an address at 307 Clinton B. Fiske Avenue, Staten Island, New York 10314 (hereinafter "Consultant").

                                  WITNESSETH:

     WHEREAS, JDAW desires to obtain certain financial consulting services, and Consultant is willing to provide such services in accordance with the terms and conditions set forth below,

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereto agree to establish such client/consultant relationship in accordance with the following terms and conditions set forth below:

     1. SCOPE OF SERVICES PROVIDED

          1.1  Consultant  is,  in  conjunction   with  the  services  of  other
consultants, to provide certain management consulting services to JDAW in accordance with the terms and conditions hereof (the "Services"), which shall include, but not necessarily be limited to, the following:

            (i) assist in the development and implementation of a comprehensive Business Plan for the Company, and to assist in formulating goals and planning for meeting the Company's goals; and

            (ii) develop a comprehensive Program of Risk Management including policies and procedures designed to minimize the likelihood and/or effects of claims and losses and to implement a safety program to reduce claims and losses

            (iii) develop a Merger or  Acquisition  Plan with the  objectives of broadening product line, increasing customer base and improve distribution channels, and to evaluate potential acquisitions.

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            (iv)  assist in the  preparation  and use of Budgets  and  Forecasts with the objective of improving profitability by planning the use of Company resources such as materials, labor, facilities and capital.

            (v) assist in human resource and operations management, staffing and technical recruiting, develop a comprehensive policy and procedures manual and employee handbook.

            (vi) assist the Company in exploring new sources of raw materials and or sources of manufacturing.

          1.2 The Consultant shall be obligated to render the Services upon the request of JDAW, in good faith, but shall not be obligated to expend any specified amount of time in so doing. Consultant may work according to its own methods and keep its own hours. JDAW shall not control the manner in which Consultant works while performing under this Agreement. Notwithstanding the foregoing, inasmuch as the Board of Directors of JDAW has retained the Consultant to provide significant services and has a duty to the stockholders of JDAW to supervise the operations of JDAW; Consultant accordingly agrees to report to and be promptly responsive to redirection, questions, concerns or comments raised by the Board regarding the Services.

          1.3 Consultant shall be responsible for the payment of all fees and expenses of any persons Consultant procures to assist it in performance of the Services. Any such assistants shall be compensated solely by Consultant and are deemed employees solely of Consultant. Consultant agrees to be solely responsible for any actions of its assistants, agents or other employees. Consultant agrees to comply with all applicable Federal, state and local laws, regulations and ordinances.

          1.4 JDAW recognizes and confirms that, in advising JDAW and in fulfilling its responsibilities under this Agreement, the Consultant will use and rely on data, material and other information furnished to the Consultant by JDAW. JDAW acknowledges and agrees that in performing the Services under this Agreement, the Consultant may rely upon data, material and other information supplied by JDAW without independently verifying the accuracy, completeness or veracity of the same. Accordingly, JDAW expressly agrees that all data, material and other information furnished to the Consultant by JDAW shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     2. PAYMENT FOR SERVICES

          2.1 As full compensation for the performance of the Services JDAW shall:

            (i) RTS shall be paid $500 per month commencing on the date first set forth above plus reimbursement for all out of pocket costs in accordance with paragraph 2.2

            (ii) JDAW will issue to Consultant the option to purchase 100,000 warrants of Open Door Online at a price of $.20 per warrant for up to two years. Warrants will have piggyback registration rights.

          2.2 REIMBURSEMENT: RTS shall be reimbursed by client for disbursements (out of pocket expense) of RTS in providing the services set forth in paragraph 1 above, for the benefit of client which include but are not limited to: travel, hotel costs, copywriting, layout, art and photographic services, mechanicals, printing, duplication and reproduction costs, advertising costs, messenger and delivery services, telephone toll charges, fax, postage, newswire, on-line computer news service and any other necessary incidental expenses and any other relates expenses. Monthly expenses not to exceed $250 per month unless approved by client.

          2.3 No fringe benefits or employee benefits shall be paid or given to Consultant. Consultant shall be solely responsible for the payment of any and all Federal, state and local income taxes, Social Security taxes and unemployment taxes that may be generated hereunder. JDAW shall not withhold any such items and bears no responsibility for any such payments. The Consultant shall perform the Services hereunder as an independent contractor and not as an employee of JDAW or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Consultant shall not have authority to act for, represent or bind JDAW or any affiliate thereof in any manner.

     3. TERM

          3.1 Consultant shall commence providing the services contemplated hereunder as of the date hereof and shall continue providing such services until the earlier of (i) April 1, 2001 or (ii) such time as this Agreement is earlier terminated pursuant to the provisions of Section 3.2 hereof.

          3.2 Either party hereto shall have the option to terminate this Agreement at any time without cause upon thirty (30) days prior notice to the other party. The right to terminate this Agreement as provided for in this
Section 3.2 shall be in addition to and not in lieu of any right either party hereto may have against the other for breach of this Agreement.

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     4. REPRESENTATIONS AND WARRANTIES

          4.1 JDAW represents and warrants to the Consultant as follows:

            (i) ORGANIZATION AND STANDING OF JDAW. JDAW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement.

            (ii) AUTHORIZATION. JDAW has all requisite power and authority to execute, deliver and perform this Agreement and to carry out and consummate the transactions contemplated hereby, provided with respect to the issuance of the Plan Shares it obtains all required approvals from federal and state securities authorities required to be obtained by it and provided that the representations and warranties of the Consultant set forth in this Agreement are true and correct. The execution, delivery and performance of this Agreement by JDAW has been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by JDAW and constitutes the legal, valid and binding obligation of JDAW, enforceable against JDAW in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and the relief of debtors.

            (iii) REPORTING  COMPANY  STATUS.  JDAW has a  reporting  obligation pursuant to Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and JDAW is current in the filing of all periodic reports . under the Exchange Act.

          4.2 The Consultant represents and warrants to JDAW as follows:

            (i) ORGANIZATION AND STANDING OF CONSULTANT. Consultant is a company duly organized, validly existing and in good standing under the laws of Massachusetts and has all requisite power and authority to enter into this Agreement.

            (ii) AUTHORIZATION. The Consultant has all requisite power and authority to enter into this Agreement and to comply with the provisions hereof. The Consultant has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Consultant has been duly authorized by all necessary corporate action, and the Agreement has been duly executed and delivered by the Consultant. This Agreement constitutes the legal, valid and binding obligation of the Consultant enforceable against the Consultant in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and the relief of debtors.

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            (iii) NONCONTRAVENTION.  The execution,  delivery and performance of
                  this  Agreement  by  the  Consultant   will  not  violate  any
                  provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Consultant, and will not conflict with or result in any breach of any of the unwaived terms, conditions or provisions or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Consultant's properties or assets, or any
                  material  indenture,   mortgage,  lease,  agreement  or  other
                  instrument to which the Consultant is a party.

     5. DISCLOSURE OF INFORMATION

     Upon completion of Consultant's work hereunder, all of its documents, records, notebooks and other work product containing confidential information and all copies thereof, will be left with JDAW. Consultant agrees not to disclose to anyone any confidential information obtained while providing the Services hereunder, unless Consultant obtains the prior written approval of JDAW's Board of Directors. Notwithstanding anything herein to the contrary, regardless of the circumstances under which this Agreement is terminated there shall be no restrictions on the engagements accepted by Consultant after the term of this Agreement. Consultant acknowledges and agrees that, because of the unique and extraordinary nature of the Services, any breach or threatened breach of any of the provisions of Section 7 hereof will cause irreparable injury and incalculable harm to JDAW, and JDAW shall, accordingly, be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by JDAW to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which JDAW may have with respect to such breach or threatened breach. JDAW and Consultant agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situate in Rhode Island and each of the parties hereto, hereby agrees to accept service of process by registered mail and to otherwise consent to the jurisdiction of such courts.

     6. INDEMNIFICATION

          6.1 JDAW hereby agrees to indemnify and hold Consultant harmless to the maximum extent permitted by applicable law and the by-laws of JDAW, against all losses, claims, liens, damages, liabilities, costs, charges and expenses, including, without limitation, the costs of investigating, preparing or defending any action, suit, claim or proceeding or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, attorneys' fees, incurred or sustained by Consultant in connection with (i) any misrepresentation of JDAW herein or breach of any covenant of JDAW; and (ii) any such action, suit, claim or other proceeding, to which he is, or may be made, a party by reason of its being a party to and performing under this Agreement; PROVIDED, HOWEVER, that any action, suit, claim or proceeding shall not be a result of Consultant's finally adjudicated negligence or willful misconduct.

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          6.2 Consultant hereby agrees to indemnify and hold JDAW, its officers, employees, directors, shareholders and agents (collectively "JDAW Indemnities") harmless to the maximum extent permitted by applicable law against all losses, claims, liens, damages, liabilities, costs, charges and expenses, including, without limitation, the costs of investigating, preparing or defending any action, suit, claim or proceeding or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, attorneys' fees, incurred or sustained by any JDAW Indemnity in connection with (i) any misrepresentation of Consultant herein or breach of any covenant of Consultant, and (ii) any such action, suit, claim or other proceeding, to which he is, or may be made, a party by reason of Consultants gross negligence or willful misconduct in the performance of the Services under this Agreement.

     7. MISCELLANEOUS

          7.1 NOTICES. All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), to the parties at their respective address hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

          7.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Rhode Island applicable to agreements made and to be performed entirely in Rhode Island. This Agreement shall be governed in all respects and for all purposes by the laws of the State of Rhode Island and the Courts of the State of Rhode Island shall have exclusive jurisdiction to enforce any Order or award obtained in arbitration. If any provision of this Agreement shall be declared void or against public policy, such provision shall be deemed severed from this Agreement and the remaining provisions shall remain in full force and effect and unmodified.

          7.3 ARBITRATION.  Except with respect to any proceeding  brought under
Section 7 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in Kent County, Rhode Island pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by JDAW, one representative selected by the Consultant and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in

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dispute may be  implemented  or enforced.  The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either JDAW or the Consultant fail to appoint an arbitrator as required by this Section 8.3 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and its decision in writing shall be binding and conclusive on all of the parties to this Employment Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

          7.4 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by any party that is not embodied in this Agreement, and not party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          7.5 ASSIGNABILITY. This Agreement, and the various parties' rights and obligations hereunder may not be assigned. Notwithstanding the foregoing, any party hereto which is a corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; and in such even the rights and obligations of such corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of the business or assets. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, successors and assigns.

          7.6 AMENDMENT. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto who are thereby affected, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          7.7 INSURANCE. Consultant must produce and provide JDAW with evidence of personal hospitalization insurance and business insurance.

          7.8 The rights and obligations under Paragraphs 4, 5, and 6 shall survive and continue after any expiration or termination of this Agreement and shall bind the parties and their legal representatives, successors, heirs and assigns.
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     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first written above.

                                        JD AMERICAN WORKWEAR, INC.

[Seal]
                                        By:
                                           -------------------------------------
                                           David N. DeBaene, PRESIDENT

                                        By:
                                           -------------------------------------
                                           Richard Sullivan

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